                                                                    Exhibit 10.4


                          UNPROTECTED TENANCY CONTRACT

         Made and Executed in Tel Aviv this ____ day of _______________ 1998

BETWEEN:          P.C.B. Ltd.
                  A public company duly registered in Israel numbered at the Registrar of Companies PC/52-003779-7 (hereinafter: the "Lessor")

                                                               OF THE FIRST PART

AND:              Camtek Ltd.
                  A private company duly registered in Israel numbered at the Registrar of Companies Pr/51-123543-4 (hereinafter: the "Lessee")

                                                              OF THE SECOND PART

WHEREAS, the Lessor owns industrial buildings which have been constructed on areas in Migdal Ha'emek (hereinafter: the "Lessor's Buildings") including, inter alia, a building having an area of approximately 700m(2), constructed on land having an area of 2,550m(2), which land was leased to the Lessor according to an amortized lease contract dated
                  February 6, 1992, with the Israel Lands Administration, for the total term of 49 years terminating on December 18, 2037 (hereinafter: the "Building"); and

WHEREAS, The Lessee wishes to lease the said Building (the "Premises") on a tenancy unprotected according to the Tenants Protection Law, subject and pursuant to that stated in this Contract; and

WHEREAS, The Lessor has agreed to lease to the Lessee, and the Lessee wishes to lease from the Lessor, the Premises, on a tenancy unprotected according to the Tenants Protection Law, all pursuant and subject to the provisions of this Contract.

Therefore, it is declared, agreed and stipulated between the parties as follows:

1.       PREAMBLE

         1.1 The preamble and the annexures to this Contract constitute an integral part thereof.

         1.2 The clause headings in this Contract nor shall they be applied for purposes of interpretation.

         1.3 This Contract embraces everything which has been agreed between the parties in all the matters dealt with by this Contract, and no negotiations, undertakings and/or agreements and/or representations made - if any - pertaining to such matters, whether made in writing or verbally, expressly or impliedly, between the parties prior to the signature of this Contract.

                  It is hereby expressly agreed and stated that the tenancy agreement between the parties of June 4, 1992 is hereby rendered null and void, and each party mutually declares and acknowledges that it has received everything that was respectively due to each party under such agreement and that neither party shall have any claim, demand or plea against the other in connection with that agreement.

         1.4 No variation or amendment to this Contract shall be made save by a document made expressly in writing signed by the parties to this Contract.

         1.5 No conduct on the part of either of the parties shall be deemed to be a waiver of any of its rights under this Contract or according to any law, and/or as a waiver or consent on its part to any breach or non-performance of any condition, unless such waiver or consent has been made expressly in writing.

2.       DECLARATIONS OF THE PARTIES

         2.1      The Lessor declares that:

                  2.1.1 The Lessor is an active company and has not been removed from the records of the Registrar of Companies, and, according to the Lessor's Memorandum and Articles of Association, it is entitled to enter into this Contract.

                  2.1.2 To the best of its knowledge, no legal proceeding likely to affect the Premises are pending nor expected to be commenced.

                  2.1.3 There is nothing by law, agreement or otherwise to prevent the Lessor from entering into this Contract and performing all its obligations hereunder, and all the approvals required to enable the Lessor to enter this Contract have been obtained.

         2.2      The Lessee declares that:

                  2.2.1 It has viewed, examined and found the Premises to be suitable for its needs and is estopped from raising any claim as to defect and/or non-conformity, including any claim relating to the suitability of the Premises to its needs, purposes or any other claim.

                  2.2.2 The Lessee is an active company and has not been removed from the records of the Registrar of Companies, and, according to the Lessee's Memorandum and Articles of Association, it is entitled to enter into this Contract.

                  2.2.3 There is nothing by law, agreement or otherwise to prevent the Lessee from entering into this Contract and performing all its obligations hereunder, and all the approvals required to enable the Lessee to enter this Contract have been obtained.

3.       INAPPLICABILITY OF TENANTS PROTECTION LAW

         It is agreed that the provisions of the Tenants Protection Law (Consolidated version), 5732-1972 and ether tenancy protection laws and the regulations and orders promulgated thereunder (hereinafter: the 'Laud') shall not apply to the promises or works respect to this Tenancy Contract, end that no legislation conferring upon the Lessee the status of a protected tenant shall apply with respect to the Premises.

         The parties expressly declare and acknowledge that the Premises are is a building the construction of which was completed after August 20, 1968, and that this tenancy is being made on the express a that the Law shall not apply thereto. The Lessee declares that it has not paid nor wilt it pay the Lessor in connection with this Contract any key money or other consideration other then the rent or payments incidental to rent and neither the Lessor nor say of its successors, including say of the individuals comprising it and/or the shareholders thereof, shall be a protected tenant in the Premises according to any law, and the Lessee shall be estopped from raising any claims or pleas whatsoever in connection with its being a protected tenant.

4.       THE TENANCY

         The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Premises pursuant and subject to the provisions herein contained.

5.       TERM OF THE TENANCY

         The term of the tenancy is for four years commencing January 1, 1998 and expiring on December 31, 2001 (hereinafter: the "Tenancy Term").

6.       RENT

         6.1 The Lessee undertakes in Consideration of the leasing of the Premises, to pay the Lessor during the Tenancy Tam a monthly rent in an amount equal to US$5 (five United States Dollars) per meter of the constructed area leased by it, plus V.A.T., if applicable.

         6.2 The rent will be paid monthly on the first business day of each mouth.

         6.3 The rent prescribed in 9316 Clause 6 will be herein called: the "Rent".

         6.4 The Rent and other payments denominated n this Contract in United States Dollars will be paid in the equivalent amount in New Shekels according to the last representative rate of exchange of the United States dollar published by the Bank of Israel and known on, the due of actual payment.

7.       PURPOSE OF THE TENANCY

         The Lessee may use the Premises for the purpose of its business operations, and will not be entitled to use the Premises for say other purpose.

8.       UNDERTAKINGS OF THE LESSEE

         The Lessee undertakes as follows:

         8.1 To use the Premises is such manner and on, such conditions as will be determined from time to time, by the competent authorities.

         8.2 To keep the Premises in good ad proper condition for the entire duration of the Tenancy Term and to repair at its own expense any malfunction or damage discovered therein, provided they will have been, caused by the Lessee and/or its customers and/or employees and/or any person on, its behalf within 7 (seven) days from the data of the occurrence of the malfunction and/or damage rave whets the repair requires a longer period.

         8.3 To clean and keep the Premises clean in accordance with the Lessor's instructions and/or the directions of any other competent authority and in particular, those of the health authorities. In the event of any breach of this sub-clause by the Lessee and/or any person on its behalf, the Lessee will pay the Lessor such sum as the Lessor demands in respect of a breach of any law or provision of any competent authority, including fines imposed - if any - by any competent authority.

         8.4 Not to effect any alterations in the Premises or any part thereof or install or construct thereon or therein any fixture or structure which is unremovable, without prior written consent of the Lessor and in accordance with the conditions imposed in such consent, it being hereby stipulated that any structure or fixture installed or made at the Premises - with or without the Lessor's written consent mentioned - will be the property of the Lessor from the time it is installed, without the Lessor being liable for any payment of any compensation whatsoever to the Lessee in respect of the expenses it will have incurred.

         8.5 To dismantle and remove any fixture, structure, etc., installed by it at the Premises contrary to the provisions of this Contract and to restore the same to its previous condition at its own expense.

         8.6 To comply with all the regulations, rules and provisions, whether existing or made or published from time to time hereafter with respect to the Premises by any competent authority.

         8.7 To take all precautionary measures required in order to prevent bad odours and fires at the Premises and to comply with all other directives of the competent authorities, fire department or any other authority respecting fire prevention and firefighting.

9.       USE OF THE PREMISES

         The Lessee undertakes to use the Premises in accordance with the purpose of the tenancy in an ordinary, cautious, reasonable and customary fashion and not to do any thing which would amount to any damage, nuisance, hindrance, disturbance, harassment or other disruption to either individuals or the public, or to the property of individuals, of the public or of the Lessor.

10.      RIGHT OF ENTRY

         The Lessee undertakes to allow and enable free access at reasonable times and after prior coordination and not to hinder any person representing the Lessor from entering the Premises in order to examine whether the stipulations herein contained are being fully performed and in order to show the Premises to other persons, bodies, buyers or tenants, provided that the disturbance to the Lessee will be kept to a minimum as far as possible.

11.      LICENSES AND PERMITS

         11.1 The Lessee undertakes to request and to obtain from the competent authorities, at its own expense, all the permits and licenses required by any law, and bear the payments and fulfill all demands made by any competent authority for operating the Premises.

         11.2 It is agreed between the parties that the failure to obtain the permits and licenses required according to any law to operate the Premises will not constitute any cause of action for rescinding this Contract and the Lessee will not have, by reason thereof, any claims, and/or demands - of whatsoever kind and type - towards the Lessor.

12.      TAXES, COMPULSORY PAYMENTS AND OTHER PAYMENTS

         12.1 All the taxes, municipal payments and compulsory payments of their various kinds imposed upon and applicable (or which will be imposed or applicable from time to time) in respect of the occupation of the Premises and the use thereof for the period from the commencement of the Tenancy Term and for the entire duration thereof or until the Premises are vacated, whichever is the longer, will apply to and be borne by the Lessee on due date.

                  Without derogating from the generality of the foregoing, the Lessee will, during the Tenancy Term, bear all payments in respect of water, electricity, telephone, city taxes, business tax, signs tax or any other expense pertaining to the use and operation of the Premises.

                  The Lesser will bear the payment of property tax and the payments imposed on ownership of properties (as distinct from the use thereof).

         12.2 The above payments for water and electricity expenses, will, to the extent possible, be paid pursuant to actual use and in accordance with meter readings measuring the use of the electricity and water at the Premises.

         12.3 The payments in respect of the above expenses and in respect of the security expenses mentioned in clause 13 hereof and the insurance expenses mentioned in clause 14 hereof, will be paid to the Lessor by the Lessee in accordance with tax receipts issued by the Lessor at the end of each month of the tenancy, within 15 days of the end of the month in which the tax receipt was issued (on a "current plus 15 days" basis).

13.      SECURITY

         The Lessor will supply the Lessee with security services; at the Premises in return for the Lessee's participation in the Lessees security expenses. The Lessee's participation is such expenses will be calculated according to the constructed area of the Premises as part of and out of the total constructed area of the Lessee and the Lessor jointly.

         The payment in respect of security will be effected according to a tax invoice to be issued by the Lessor to the Lessee as mentioned is clause
         12.4 above.

14.      INSURANCE OF THE BUILD

         The Lessor will insure the Premises in accordance with the coverage under the existing policy of the Premises with the Magen Insurance Company Ltd., against the Lessee's participation in these costs. The Lessee's participation in these costs will be calculated as part of the Lessor's overall costs in respect of the insurance, according to the ratio which the constructed area of the Premises bears to the total of the Lessee's and the Lessor's constructed area jointly.

         The payment in respect of the insurance will be effected according to a tax invoice to be issued by the Lessor to the Lessee as mentioned in clause 12.4 above.

15.      OTHER

         Without prejudice to any other provision herein contained, the Lessee undertakes to insure at its own expense the contents of the Premises within 7 (seven) days of the date of the signature of this Contract, and also to insure and to maintain an insurance policy for third party risks, including in respect of negligence, for the entire duration of the Tenancy Term, at its full expense. The form and the extent of the policy shall require the Lessor's prior written approval. The Lessee will produce to the Lessor copies of the valid insurance policies and copies of the receipts for the premiums paid.

16.      PENALTY INTEREST

         Each payment tinder this Contract which will not have been paid an due data, will be linked to the Consumer Price Index and bear annual linked penal interest at the rate of 8%, for the period commencing the date payable through the date of actual payments.

17.      LESSEE'S LIABILITY FOR DAMAGE

         It is hereby expressly agreed that the Lessee will, for the entire duration of the Tenancy Term, be liable for damage or lost to person and/or property which may be suffered by it, its employees, visitors, invitees, successors or representatives, as well as to the Lessor or its successors or representatives including any person and/or other body for any reason whatsoever, deriving or related to the tenancy, the occupation of the Premises, save for the public areas, and the use thereof or of any part thereof as well as from the infringement or non-performance of any lawful provisions applicable to the Lessee and its activity in the Premises, with the exception of such damage or loss caused by the Lessor or any persons on its behalf.

18.      VACATING THE PREMISES

         The Lessee undertakes to deliver up to the Lessor the Premises at the end of the Tenancy Term or upon its earlier termination according to the provisions of this Contract, in good and proper condition as delivered to it upon the commencement of the Tenancy Term and vacant of all persons, subject to reasonable wear.

         The parties will, upon the vacation of the Premises, draw up a memorandum as to the repairs required to be performed at the Premises. The Lessee undertakes to effect all the repairs or renovations which will, if at all, be required by the Lessor at the end of the Tenancy Term in order to deliver up the Premises to the Lessor in the condition mentioned above.

19.      RESCISSION OF THE CONTRACT

         The Lessor will be entitled to rescind this Contract and to bring the Tenancy Term to an end upon the occurrence of any of the following events:

         19.1 If winding-up proceedings and/or a receivership order is made against the Lessee and/or the Lessee has made an arrangement with creditors or effected any act of bankruptcy, winding-up or receivership and/or any attachment order has been made against its business and/or moveable assets in a manner which would affect the management of its business at the Premises and which has not been removed within 60 (sixty) days of its imposition, the Contract will terminate forthwith ("order" includes any provisional order or relief).

         19.2 If the Leases is in breach of any of its fundamental obligations under this Contract or otherwise.

                  If the Lessee has committed a fundamental breach as above, the Lessor will be entitled to rescind this Tenancy Contract and the Tenancy Term will terminate twenty-one (21) days after the date of the Lessor's rescission notice unless the Lessee will have remedied the fundamental breach during such twenty-one
                  (21) day period. If the Lessee has failed to remedy the fundamental breach during such twenty-one (21) day period. If the Lessee has failed to remedy the fundamental breach during such twenty-one (21) day period, the Lessor may demand that the Lessee vacate the Premises within twenty-one (21) days and the

20.      PERFORMANCE OF ACTS

         Wherever under this Contract any obligation to the effect any act or work or to pay any payment is imposed upon any party to the Contract (hereinafter: the "Liable Party") and where the Liable Party fails to perform such act or work or to make payment by the date specified for such purpose in this Contract, and, in the absence of any such date, by the date specified for such purpose in a written demand received from the other party - the other party shall be entitled, but not obliged, to perform such act or work or payment instead of and at the expense

19.      STAMP DUTY

         The stamp duty applicable to this Agreement will be paid by the parties in equal shares.

20.      MISCELLANEOUS

         The addresses of the parties for the purpose of this Contract are as follow:

         The Lessor. P.O.B. 631, Migdal Ha'emek, 10556.
         The Lessee: P.O.B. 631, Migdal Ha'emek, 10556.

         A11 notices sent to any party according to the above addresses by registered mail will be deemed to have reached their destination seventy-two (72) hours after the time they have been posted by registered mail in Israel.

         Notwithstanding the foregoing, notices may be served personally and/or served at the address of the parties or at their offices, with the date of service being that determining.

         Each party to this Contract may notify the other in writing of a change of its address as mentioned above.

         In witness whereof the parties rove set their hands:



                   (signed)                              (signed)
         ------------------------------        -----------------------------
                  P.C.B. Ltd.                           Camtek Ltd.

                  AMENDMENT TO AN UNPROTECTED CONTRACT OF LEASE


Between:

1.       P.C.B. Ltd. (no. 52-003779-3)

         A public company duly registered in Israel

                                                              AS THE FIRST PARTY

And;

2.       CAMTEK Ltd. (no- 31-133543-4)

         A private company duly registered is Israel

                                                             AS THE SECOND PARTY

Whereas the parties signed the unprotected contract of lease (hereinafter "The Contract") attached to this amendment as annex A:

1. The parties hereby agree that the leased area, as described in the recitals of the contract, shall be increased as follows:

         (A) Valid as of 1 January 1999, from 700 square meters to 800 square meters; the increased area shall be in addition to the existing building.

         (B) Valid as of 1 January 2000, from 800 square meters to 1,150 square meters; the additional area shall be the main building of P.C.B. or close to it; notwithstanding the aforementioned in article 6.1 of the contract the monthly rent due to the supplement of this area of 350 square meters shall be US $7 (seven US dollars) per meter of built up area, not including VAT if applicable.

2.       All other provisions of the contract shall remain valid subject to article 1 above. In witness whereof the Parties have hereunto set their hands


P.C.B. Ltd.                                    CAMTEK Ltd.

One signature is handwriting (-)               One signature in handwriting (-)

                    AMENDMENT TO AN UNPROTECTED LOAN CONTRACT

Between:

1.       P.C.B. Ltd. (public company no. 52-003779-3)

         Old Industrial Area, Migdal Ha'emek, 10556

                                                              AS THE FIRST PARTY

And;

2.       CAMTEK Ltd. (no- 31-133543-4)

         New Industrial Area, Migdal Ha'emek, 10556

                                                             AS THE SECOND PARTY

Whereas the parties signed the loan contract (hereinafter "The Contract") attached to this amendment as annex A:

1. The parties hereby agree to amend article 4.1 of the contract as follows:

         4.1 The borrower shall repay the loan, the linkage differentials and the interest to the loaner on the closing date of the Initial Public Offering of the borrower" shares in Israel or abroad, or on 31 December 2000, whichever comes first.

2. All other provisions of the contract shall remain valid subject to articles 1 above.

3. This amendment is valid as of 31 December 2000. In witness whereof the Pate have hereto set their hands


P.C.B. Ltd.                                  CAMTEK Ltd.

One signature is handwriting (-)             One signature in handwriting (-)